Exhibit No. 10.18
Armstrong World Industries Inc.
2006 Phantom Stock Unit Plan
I.	Purpose
The purposes of this 2006 Phantom Stock Unit Plan (the “Plan”) are to promote the growth and profitability of Armstrong World Industries, Inc. (the “Corporation”) by increasing the mutuality of interests between directors and the shareholders of the Corporation.
II.	Definitions
The following terms shall have the meanings shown:
1.	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	“Board” shall mean the Board of Directors of the Corporation.

3.	“Change in Control Event” shall mean the occurrence of the event set forth in any one of the following paragraphs with respect to the Corporation:
a.	Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

b.	The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

c.	There is consummated a merger or consolidation of the Corporation (including a triangular merger to which the Corporation is a party) with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its subsidiaries) representing 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities; or
d.	The shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale. Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.
4.	“Committee” shall mean the Nominating and Governance Committee of the Board, or any successor committee.

5.	“Common Stock” shall mean Common Stock of the Corporation.

6.	“Fair Market Value” shall mean the closing price of the Common Stock on the stock exchange on which the Common Stock is listed on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price on the following day on which there was a sale.

7.	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, or (v) an entity or entities which are eligible to file and have filed a Schedule 13G under Rule 13d-1(b) of the Exchange Act, which Schedule indicates beneficial ownership of 15% or more of the outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities.

8.	“Unit” shall mean a right granted by the Committee pursuant to Section 4.1 to receive the Fair Market Value of a share of Common Stock as of a specified date, which right may be made conditional upon the occurrence or nonoccurrence of other specified events as herein provided.

9.	“Section 409A Change in Control Event” shall mean the first to occur of any of the following events with respect to the Corporation:
a.	Any one person, or more than one person acting as a group (as determined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation. However, if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Corporation (or to cause a change in the effective control of the corporation (as determined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in the Corporation remains outstanding after the transaction.

b.	(i) Any one person, or more than one person acting as a group (as determined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation possessing 30% or more of the total voting power of the stock of the Corporation; or (ii) A majority of members of the Corporation’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board of Directors before the date of the appointment or election.
Notwithstanding the foregoing, if any one person, or more than one person acting as a group, is considered to effectively control the Corporation (as determined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), the acquisition of additional control of the Corporation by the same person or persons is not considered to cause a change in the effective control of the Corporation (or to cause a change in the ownership of the Corporation within the meaning of Treas. Reg. §1.409A-3(i)(5)(v)).
c.	Any one person, or more than one person acting as a group (as determined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, there is no change in control event when there is a transfer to an entity that is controlled by the shareholders of the Corporation immediately after the transfer. A transfer of assets by the Corporation is not treated as a change in the ownership of such assets if the assets are transferred to: (i) a shareholder of the Corporation (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Corporation; (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Corporation; or (iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii) of this paragraph.

III.	General
1.	Administration. The Plan may be administered by the Board or, if delegated, to the Committee, in which case the following provisions would apply:
a.	Each member of the Committee shall at the time of any action under the Plan be a “disinterested person” as then defined under Rule 16b-3 under the Exchange Act or any successor rule.

b.	The Committee shall have the authority in its sole discretion from time to time: (i) to award Units to eligible directors as provided herein; (ii) to prescribe such terms, conditions, limitations and restrictions, not inconsistent with the Plan, applicable to any such award as deemed appropriate; and (iii) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

c.	All such actions shall be final, conclusive and binding upon the participating director. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.
2.	Eligibility. The Board or the Committee may award Units under the Plan to any outside director of the Corporation.
3.	Aggregate Limitation on Awards. The aggregate number of Units which may be awarded under the Plan shall not exceed 150,000 Units, subject to adjustments pursuant to Sections 5.4 and 5.5. If any Unit is surrendered or forfeited to the Corporation for any reason prior to payment thereof, such Unit shall again be available for award under the Plan.
IV.	Units
1.	Award of Units. Each outside director of the Corporation shall be awarded the number of Units set forth below, contingent upon their service on the Board in such capacity on the date of award:
(a)	On October 23, 2006, the number of units equal to (i) $85,000, divided by (ii) the Fair Market Value of a share of Common Stock on the date of award, rounded to the next highest whole number; and

(b)	On October 22, 2007, the number of units equal to (i) $85,000, divided by (ii) the Fair Market Value of a share of Common Stock on the date of award, rounded to the next highest whole number.
In addition, discretionary awards of Units may be made under the Plan.
2.	Award Agreements. The award of any Units shall be evidenced by a written agreement executed by the Corporation and the awardee, stating the number of Units awarded and such other terms and conditions of the award as the Board or the Committee may from time to time determine.
3.	Optional Terms and Conditions of Units. To the extent not inconsistent with the Plan, the Board or the Committee may prescribe such terms and conditions applicable to any award of Units as it may in its discretion determine; provided, however that the terms and conditions of any award of Units shall be such that the Units shall not constitute “equity securities” of the Corporation for purposes of Section 16 of the Exchange Act.
4.	Standard Terms and Conditions of Units. Unless otherwise determined by the Board or the Committee pursuant to Section 4.3, each award of Units shall be made on the following terms and conditions, in addition to such other terms, conditions, limitations and restrictions as the Committee, in its discretion, may determine to prescribe:
a.	Vesting. The date on which each Unit shall vest, contingent upon the awardee’s continued service as a director of the Corporation on such date, shall be the earlier of:
(i) the one-year anniversary of the award of the Units; or
(ii) the date of any Change in Control Event.
b.	Payment Date. The date on which each vested Unit shall become payable (“Payment Date”) shall be the earlier of:
(i) the six-month anniversary of the director’s separation from service from the Corporation for any reason other than a removal for cause; or
(ii) the date of any Change in Control Event, provided that awardee is a director of the Corporation on such date and that such Change in Control Event also qualifies as a Section 409A Change in Control Event.
Upon the Payment Date, the Corporation shall pay to the awardee in cash an amount equal to the number of vested Units on that date multiplied by the Fair Market Value on the Payment Date of a share of Common Stock.

c.	Forfeiture of Units. Upon the effective date of a separation of the awardee’s service as a director with the Corporation for cause, as determined by the Board or the Committee, all Units for which the Payment Date has not occurred, whether or not vested, shall immediately be forfeited to the Corporation without consideration or further action being required of the Corporation. Upon the effective date of a separation of the awardee’s service as a director with the Corporation for any reason other than cause, as determined by the Board or the Committee, all unvested Units shall immediately be forfeited to the Corporation without consideration or further action being required of the Corporation. For purposes of the two immediately preceding sentences, the effective date of the awardee’s separation shall be the date on which the awardee ceases to perform services as a director of the Corporation as determined under Section 409A of the Code.
d.	Dividend Equivalents. If an award of Units is outstanding as of the record date for determination of the shareholders of the Corporation entitled to receive a cash dividend on its outstanding shares of Common Stock, the awardee shall be entitled to a cash payment in an amount equal to (a) the per share amount of such dividend, multiplied by (b) the number of outstanding Units awarded, which amount shall be payable on the six-month anniversary of the awardee’s separation from service from the Corporation, without interest.
5.	Transfer Restriction. No Unit shall be assignable or transferable by an awardee other than by will, or if the awardee dies intestate, by the laws of descent and distribution of the state of domicile of the awardee at the time of death. All units shall be payable during the lifetime of the awardee.
V.	Miscellaneous
1.	No Right to Continued Service. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any awardee the right to continue in the service as a director of the Corporation or affect any right which the Corporation or its shareholders may have to elect or remove directors.

2.	Non-Uniform Determinations. The Board’s or Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

3.	No Rights as Shareholders. Recipients of awards under the Plan shall have no rights as shareholders of the Corporation with respect thereto.

4.	Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock, the Board or the Committee may in its discretion appropriately adjust the number of Units which may be awarded under the Plan, the number of Units subject to awards outstanding under the Plan and any and all other matters deemed appropriate by the Committee.

5.	Reorganization. In the event that the outstanding Common Stock shall be changed in number, class or character by reason of any split-up, change of par value, stock dividend, combination or reclassification of shares, merger, consolidation or other corporate change, or shall be changed in value by reason of any spin-off, dividend in partial liquidation or other special distribution, the Board or the Committee shall make such changes as it may deem equitable in outstanding Units awarded pursuant to the Plan and the number and character of Units available for future awards.

6.	Amendment or Termination of the Plan. The Committee or the Board may at any time terminate the Plan and may from time to time amend the Plan as it may deem advisable; provided, however, that without shareholder approval, the Board or the Committee may not amend the Plan in a manner which would cause Units to be treated as “equity securities” of the Corporation for purposes of Section 16 of the Exchange Act. The termination or amendment of the Plan shall not, without the consent of the awardee, affect such awardee’s rights under an award previously granted, but may eliminate or reduce any rights or expectation of future awards.